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                            Exhibit 5

                        [MKB Letterhead]



                              December 17, 2001



Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Airgas, Inc.
           Registration Statement on Form S-8/Section 401(k) Plan

Ladies and Gentlemen:

      We have acted as counsel to Airgas, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      The Registration Statement covers (i) 2,000,000 shares (the "Shares") of the Company's Common Stock which may be issued and sold by the Company under the Company's 401(k) Plan (the "Plan") and (ii) interests in the Plan to be issued to those employees of the Company and its subsidiaries who participate in the Plan (the "Interests"). We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, the Plan and related minutes of actions taken by the Board of
Directors and shareholders of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

      Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, and that the Interests, when issued in accordance with the terms of the Plan, will be validly issued.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Sincerely,

                              McCAUSLAND, KEEN & BUCKMAN


                              By: /S/NANCY D. WEISBERG
                              Nancy D. Weisberg, Vice President

NDW/kks